CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297781 on Form S-6 of our report dated September 29, 2026, relating to the financial statement of FT 13228, comprising FT Strategic Fixed Income ETF Portfolio, Series 23, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 29, 2026